Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our report dated February 28, 2005 relating to the consolidated financial statements of Toll Associates LLC for the period September 7, 2004 through December 31, 2004, not presented separately herein, and included in the Annual Report on Form 10-K of The Nasdaq Stock Market, Inc. for the year ended December 31, 2004:

Filed on Form S-3:

Registration Statement No. 333-121226

Filed on Form S-8:

Registration Statement No. 333-70992

Registration Statement No. 333-72852

Registration Statement No. 333-76064

Registration Statement No. 333-106945

Registration Statement No. 333-110602

/s/ Deloitte & Touche LLP

New York, New York

March 11, 2005